U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report): May 28, 2025

Commission file number: 000-1997284

SHEFFORD COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	93-3022563
(State or Other Jurisdiction)	(I.R.S. Employer Identification No.)

1852 Banking Street Suite 29551 Greensboro, North Carolina	27408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 330-0977

SHEFFORD & COMPANIES, INC.

(Former Name)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2025, Shefford & Companies, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of the State of North Carolina to change its corporate name from “Shefford & Companies, Inc.” to “Shefford Companies, Inc.” (the “Name Change”). The Name Change became effective on May 28, 2026.

A copy of the Articles of Amendment effecting the Name Change is filed as Exhibit 3.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 8.01. Other Events.

The Company is not current in its periodic reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has initiated a plan to become current in such filings, which includes engaging a Public Company Accounting Oversight Board (“PCAOB”) registered independent accounting firm to audit its financial statements and working with experienced securities counsel to prepare and file the Company’s delinquent Exchange Act reports as promptly as reasonably practicable.

The Company expects to seek relief from the staff of the Securities and Exchange Commission (“SEC”) to permit the filing of a comprehensive annual report on Form 10‑K that would include information for multiple prior periods, in lieu of filing each missing periodic report separately, and there can be no assurance that any such relief will be granted.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT No.	Description
3.1	Articles of Amendment to the Articles of Incorporation of Shefford & Companies, Inc. (effective May 28, 2025)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEFFORD COMPANIES, INC.

Date: February 10, 2026	By:	/s/ Jonathan Cross
Jonathan Cross
Chairman

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